Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports Third Quarter 2017 and Year-to-Date Results

DALLAS, TEXAS, November 2, 2017—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the third quarter and first nine months of 2017 and provided the Company’s financial outlook.

InfraREIT reported the following third quarter 2017 highlights:

•	Received approvals for asset exchange transaction and rate case dismissal, expect to be completed in November 2017
•	Net income was $21.2 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share (“EPS”) was $0.35 per share
•	Non-GAAP earnings per share (“Non-GAAP EPS”) was $0.36 per share
•	Cash available for distribution (“CAD”) was $22.6 million
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $45.4 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized

Updated Guidance:

•	EPS Ranges:
o	2017 – $1.15 to $1.19
o	2018 – $1.32 to $1.42
•	Non-GAAP EPS Ranges:
o	2017 – $1.20 to $1.24
o	2018 – $1.25 to $1.35
•	Transmission capital expenditures range of $180 million to $300 million for the period of 2017 through 2019
•	Expect to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through 2017

Recent events:

•

On July 21, 2017, InfraREIT’s subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”) signed an agreement regarding the proposed dismissal of the pending rate case of SDTS and its tenant, Sharyland Utilities, L.P. (“Sharyland”).  In connection with the proposed dismissal of the pending rate case, SDTS also signed a definitive agreement with Oncor Electric Delivery Company LLC (“Oncor”) to exchange SDTS’s retail distribution assets for a group of Oncor’s transmission assets located in west and central Texas.  As of November 1, 2017, key closing conditions have been satisfied and the asset exchange transaction and rate case dismissal are expected to be completed in November 2017.

“We have made considerable progress toward completing the asset exchange transaction and the resulting dismissal of our rate case,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “We look forward to closing the transaction and delivering significant reductions in retail delivery rates for Sharyland’s customers.  Additionally, the constructive resolution of our rate case gives us a clear path to move forward and advance our transmission focused strategy,” added Campbell.

Third Quarter 2017 Results

Lease revenue increased 4 percent to $51.6 million for the three months ended September 30, 2017, compared to $49.4 million for the same period in 2016.  Lease revenue growth was less than the Company’s rate base growth during the period primarily due to lower lease pricing associated with assumptions embedded in the Company’s leases regarding a reduction to SDTS’s allowed cost of debt.  For the third quarter of 2017, base rent contributed $42.3 million and percentage rent contributed $9.3 million, compared to $38.6 million of base rent and $10.8 million of percentage rent for the third quarter of 2016.

Net income was $21.2 million in the third quarter of 2017, compared to net income of $23.6 million in the third quarter of 2016.  Net income attributable to InfraREIT, Inc. common stockholders was $0.35 per share during the third quarter 2017 compared to $0.39 per share during the same period in 2016.

Non-GAAP EPS was $0.36 per share for the third quarter of 2017 compared to $0.37 per share for third quarter of 2016.  In addition to the lease revenue growth described above, Non-GAAP EPS was impacted by a reduction in general and administrative expense, net of transaction costs, offset by an increase in depreciation and interest expense as the Company increased its rate base and a decrease in allowance for funds used during construction (“AFUDC”).  CAD was $22.6 million for the third quarter of 2017 compared to $22.4 million for the third quarter of 2016, representing an increase of $0.2 million, or 1 percent.  Adjusted EBITDA was $45.4 million for the third quarter of 2017, an increase of 6 percent, compared to $42.7 million for the same period in 2016.  Funds from Operations (“FFO”) was $34.6 million for the third quarter of 2017, compared to $35.4 million from the same period in 2016, representing a decrease of 2 percent.  For the third quarter of 2017, FFO on an adjusted basis (“AFFO”) was $34.7 million, compared to $33.0 million for the same period in 2016, representing an increase of 5 percent.

First Nine Months of 2017 Performance

Lease revenue increased 13 percent to $131.7 million for the nine months ended September 30, 2017, compared to $116.9 million for the same period of 2016.  Base rent contributed $122.4 million and percentage rent contributed $9.3 million for the first nine months of 2017, compared to base rent of $106.1 million and percentage rent of $10.8 million for the same period of 2016.  Growth in lease revenue was mitigated by lower lease pricing assumptions embedded in the Company’s leases in the third quarter.  The Company anticipates that revenue will grow over each year with little to no percentage rent recognized in the first and second quarters of each year and with the largest amounts recognized during the third and fourth quarters of each year.

Net income was $42.4 million in the first nine months of 2017, compared to net income of $41.6 million in the first nine months of 2016.  Net income attributable to InfraREIT, Inc. common stockholders was $0.70 per share during the first nine months of 2017 compared to $0.69 per share during the same period in 2016.

Non-GAAP EPS was $0.76 per share for both the first nine months of 2017 and 2016.  Non-GAAP EPS for the period was impacted by the lease revenue growth described above and slightly lower general and administrative expense, net of transaction costs, equally offset by an increase in depreciation and interest expense as the Company increased its rate base, a lower straight-line rent adjustment and lower AFUDC.  CAD was $49.3 million for the first nine months of 2017 compared to $47.0 million for the same period of 2016, an increase of $2.3 million, or 5 percent.  Adjusted EBITDA was $115.8 million for the first nine months of 2017, an increase of 10 percent, compared to $105.6 million for the same period in 2016.  FFO was $81.4 million for the first nine months of 2017, compared to $75.9 million from the same period in 2016, representing an increase of 7 percent.  For the first nine months of 2017, AFFO was $84.8 million, compared to $77.6 million for the same period in 2016, representing an increase of 9 percent.

Liquidity and Capital Resources

As of September 30, 2017, the Company had $4.2 million of unrestricted cash and cash equivalents and $290.0 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

Assuming the completion of the asset exchange transaction during November 2017, the Company is presenting the following guidance.  EPS is projected in the range of $1.15 to $1.19 for 2017 and $1.32 to $1.42 for 2018.  Non-GAAP EPS is estimated in the range of $1.20 to $1.24 for 2017 and $1.25 to $1.35 for 2018.  The difference between Non-GAAP EPS and EPS is due to adjustments related to straight-line rent and expenses associated with the asset exchange transaction.

The Company estimates transmission footprint capital expenditures in the following ranges over the next three years: $120 million to $140 million for 2017; $50 million to $100 million for 2018; and $10 million to $60 million for 2019.  This forecast is slightly reduced from prior forecasts due to certain projects experiencing lower investment levels than expected and certain projects no longer required as a result of the asset exchange transaction.

InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through 2017.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Rate Case Update

On December 30, 2016, SDTS and Sharyland filed an amended rate case application and rate filing package with the Public Utility Commission of Texas (“PUCT”) under Docket No. 45414 (“Rate Case”).  On July 21, 2017, Sharyland and SDTS entered into an agreement with certain parties to the Rate Case, which was subsequently approved by the PUCT and will result in the dismissal of the Rate Case upon completion of the asset exchange transaction.  Once the Rate Case dismissal becomes effective, SDTS and Sharyland will continue operating under their existing regulatory structure, and the current regulatory parameters will remain in place until the next rate case.  Sharyland and SDTS will be required to file a new rate case in the calendar year 2020 with a test year ending December 31, 2019.

Transaction Details

SDTS will exchange approximately $400 million of distribution assets for approximately $380 million of transmission assets located in west and central Texas and approximately $20 million in cash from Oncor.  Sharyland will lease the acquired assets from SDTS and operate the assets under an amended certificate of convenience and necessity (“CCN”).  In addition, SDTS will continue to own and lease to Sharyland certain substations related to its distribution assets, but Sharyland will no longer operate in the retail distribution business.

Approvals and Closing Conditions

The effectiveness of the Rate Case dismissal and the closing of the asset exchange transaction are dependent upon each other and subject to a number of closing conditions.  SDTS received early termination of the Hart-Scott-Rodino Act waiting period on August 18, 2017, regarding the asset exchange transaction.  On September 15, 2017, the U.S. Bankruptcy Court for the District of Delaware approved Oncor’s parent company’s consent for Oncor to enter into the asset exchange transaction.  The PUCT issued an order on September 29, 2017, dismissing the Rate Case contingent on PUCT approval of the asset exchange transaction and the closing of the asset exchange transaction.  On October 13, 2017, the PUCT issued an order approving the asset exchange transaction and granting SDTS a CCN authorizing SDTS to continue to own and lease its assets to Sharyland.  The PUCT also issued an order on October 13, 2017, approving the settlement of Oncor’s rate case, Docket No. 46957, contingent on the closing of the asset exchange transaction.  On November 1, 2017, SDTS’s lenders consented to the asset exchange transaction.  The closing of the asset exchange transaction and the effectiveness of the Rate Case dismissal are expected in November 2017.

Supplemental information relating to the Rate Case and asset exchange transaction can be found at www.InfraREITInc.com under the “Investor Relations/Rate Regulation” section as well as “About InfraREIT/Sharyland Utilities-Our Tenant” section of the Company’s Web site.

Dividends and Distributions

On August 31, 2017, InfraREIT’s board of directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on September 29, 2017.  The cash distributions and dividends were paid on October 19, 2017.

Hunt Project Quarterly Updates

InfraREIT’s quarterly “Hunt Project Updates” can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections and in the “Q3 2017 Results & Supplemental Information” presentation posted on the Company’s Web site.

Conference Call and Webcast

As previously announced, management will host a teleconference call on November 2, 2017, at 10 a.m. U.S. Central Time (11 a.m. U.S. Eastern Time).  David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162 (access code: 10098427) or via the Internet at www.InfraREITInc.com.  A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088 (access code: 10098427), for a seven-day period following the call.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under GAAP. In particular, InfraREIT uses Non-GAAP EPS, CAD, EBITDA, Adjusted EBITDA, FFO and AFFO as important supplemental measures of the Company’s operating performance.  For example, management uses the CAD measurement when recommending dividends to its board of directors.  The Company also presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. InfraREIT has a diverse set of investors, including investors that primarily focus on utilities, yieldcos, MLPs or REITs.  InfraREIT’s management believes that each of these different classes of investors focuses on different types of metrics in their evaluation of InfraREIT.  For instance, many utility investors focus on earnings per share and management believes the Company’s presentation of Non-GAAP EPS enables a better comparison to other utilities.  InfraREIT’s management believes it is appropriate to calculate and provide these measures in order to be responsive to these investors.  Reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as InfraREIT. Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that is engaged in owning and leasing rate-regulated electric transmission and distribution assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations and include projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, capital expenditures, AFFO-to-debt ratios, capitalization matters and other forecasted metrics as well as the effectiveness of the Rate Case dismissal and the closing of the asset exchange transaction with Oncor. The assumptions and estimates underlying the forward-looking statements included in this press release are inherently uncertain and, though considered reasonable by InfraREIT’s management team as of the date of its preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in this press release. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) the incurrence of unexpected liabilities or failure to achieve the expected benefits of the asset exchange transaction, or the inability to satisfy the remaining closing conditions; (b) the amount of available investment to grow the Company’s rate base; (c) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (d) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependence on the tenant’s solvency and financial and operating performance; (e) the effects of existing and future tax and other laws and governmental regulations; (f) the Company’s failure to qualify or maintain its status as a REIT or changes in the tax laws applicable to REITs; and (g) insufficient cash available to meet distribution requirements. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U. S. Securities and Exchange Commission. For the above reasons, there can be no assurance that any forward-looking statements included herein will prove to be indicative of the Company’s future performance or that actual results will not differ materially from those presented. In no event should the inclusion of forecasted financial information in this press release be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Lease revenue
Base rent	$42,336	$38,629	$122,382	$106,079
Percentage rent	9,282	10,790	9,282	10,790
Total lease revenue	51,618	49,419	131,664	116,869
Operating costs and expenses
General and administrative expense	6,718	5,336	19,565	15,861
Depreciation	13,328	11,828	38,997	34,312
Total operating costs and expenses	20,046	17,164	58,562	50,173
Income from operations	31,572	32,255	73,102	66,696
Other (expense) income
Interest expense, net	(10,357)	(9,379)	(30,196)	(27,276)
Other income, net	331	1,024	351	2,920
Total other expense	(10,026)	(8,355)	(29,845)	(24,356)
Income before income taxes	21,546	23,900	43,257	42,340
Income tax expense	308	299	873	778
Net income	21,238	23,601	42,384	41,562
Less: Net income attributable to noncontrolling interest	5,908	6,560	11,797	11,598
Net income attributable to InfraREIT, Inc.	$15,330	$17,041	$30,587	$29,964
Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.35	$0.39	$0.70	$0.69
Diluted	$0.35	$0.39	$0.70	$0.69
Cash dividends declared per common share	$0.25	$0.25	$0.75	$0.75
Weighted average common shares outstanding (basic shares)	43,784	43,755	43,779	43,634
Redemption of operating partnership units	—	—	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,784	43,755	43,779	43,634
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income attributable to noncontrolling interest	$5,908	$6,560	$11,797	$11,598
Redemption of operating partnership units	16,891	16,884	16,896	16,999

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$4,186	$17,612
Restricted cash	1,682	1,682
Due from affiliates	28,518	32,554
Inventory	7,181	7,276
Prepaids and other current assets	753	726
Total current assets	42,320	59,850
Electric Plant, net	1,752,645	1,640,820
Goodwill	138,384	138,384
Other Assets	35,378	37,646
Total Assets	$1,968,727	$1,876,700
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$32,052	$37,372
Short-term borrowings	35,000	137,500
Current portion of long-term debt	67,632	7,849
Dividends and distributions payable	15,169	15,161
Accrued taxes	5,288	4,415
Total current liabilities	155,141	202,297
Long-Term Debt, Less Deferred Financing Costs	843,884	709,488
Regulatory Liability	28,486	21,004
Total liabilities	1,027,511	932,789
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,795,632 and 43,772,283 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	438	438
Additional paid-in capital	706,337	705,845
Accumulated deficit	(20,494)	(18,243)
Total InfraREIT, Inc. equity	686,281	688,040
Noncontrolling interest	254,935	255,871
Total equity	941,216	943,911
Total Liabilities and Equity	$1,968,727	$1,876,700

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net income	$42,384	$41,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38,997	34,312
Amortization of deferred financing costs	3,101	3,010
Allowance for funds used during construction - other funds	(318)	(2,903)
Equity based compensation	428	750
Changes in assets and liabilities:
Due from affiliates	4,036	5,198
Inventory	95	(99)
Prepaids and other current assets	(27)	(209)
Accounts payable and accrued liabilities	334	11,327
Net cash provided by operating activities	89,030	92,948
Cash flows from investing activities
Additions to electric plant	(147,803)	(179,765)
Net cash used in investing activities	(147,803)	(179,765)
Cash flows from financing activities
Proceeds from short-term borrowings	110,500	94,500
Repayments of short-term borrowings	(213,000)	(56,000)
Proceeds from borrowings of long-term debt	200,000	100,000
Repayments of long-term debt	(5,845)	(5,528)
Deferred financing costs	(809)	(649)
Dividends and distributions paid	(45,499)	(43,948)
Net cash provided by financing activities	45,347	88,375
Net (decrease) increase in cash and cash equivalents	(13,426)	1,558
Cash and cash equivalents at beginning of period	17,612	9,471
Cash and cash equivalents at end of period	$4,186	$11,029

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, which includes an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP and an adjustment for the transaction costs related to the pending asset exchange transaction with Oncor.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following tables set forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
(In thousands, except per share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (4)
Net income attributable to InfraREIT, Inc.	$15,330	$0.35	$17,041	$0.39
Net income attributable to noncontrolling interest	5,908	0.35	6,560	0.39
Net income	21,238	0.35	23,601	0.39
Base rent adjustment (1)	(1,479)	(0.02)	(1,396)	(0.02)
Transaction costs (2)	1,972	0.03	—	—
Non-GAAP net income	$21,731	$0.36	$22,205	$0.37

	Nine Months Ended September 30, 2017		Nine Months Ended September 30, 2016
(In thousands, except per share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (5)
Net income attributable to InfraREIT, Inc.	$30,587	$0.70	$29,964	$0.69
Net income attributable to noncontrolling interest	11,797	0.70	11,598	0.68
Net income	42,384	0.70	41,562	0.69
Base rent adjustment (1)	(180)	—	4,602	0.07
Transaction costs (2)	3,909	0.06	—	—
Non-GAAP net income	$46,113	$0.76	$46,164	$0.76

(1)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP.  The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(2)

This adjustment reflects the transaction costs related to the pending asset exchange transaction with Oncor. These costs are exclusive of the Company’s routine business operations or typical rate case costs and have been excluded to present additional insights on InfraREIT’s core operations.

(3)

The weighted average common shares outstanding of 43.8 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

(4)

The weighted average common shares outstanding of 43.7 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.6 million was used for the remainder of the per share calculations.

(5)

The weighted average common shares outstanding of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.6 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of CAD

CAD

The Company defines CAD in a manner that it believes is appropriate to show its core operational performance, which includes a deduction of the portion of capital expenditures needed to maintain its net assets.  This deduction equals depreciation expense within the applicable period. The portion of the capital expenditures in excess of depreciation, which the Company refers to as growth capital expenditures, will increase the Company’s net assets. The CAD calculation also includes various other adjustments from net income, as outlined below and described in more detail on Schedules 1, 3 and 4.

The following table sets forth a reconciliation of net income to CAD:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, unaudited)	2017	2016	2017	2016
Net income	$21,238	$23,601	$42,384	$41,562
Depreciation	13,328	11,828	38,997	34,312
Base rent adjustment (1)	(1,479)	(1,396)	(180)	4,602
Amortization of deferred financing costs	1,071	1,003	3,101	3,010
Non-cash equity compensation	143	230	428	750
Transaction costs (2)	1,972	—	3,909	—
Other income, net (3)	(331)	(1,024)	(351)	(2,920)
Capital expenditures to maintain net assets	(13,328)	(11,828)	(38,997)	(34,312)
CAD	$22,614	$22,414	$49,291	$47,004

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(3)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $0.3 million and $1.0 million for the three months ended September 30, 2017 and 2016, respectively, and $0.3 million and $2.9 million for the nine months ended September 30, 2017 and 2016, respectively

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

InfraREIT defines EBITDA as net income (loss) before interest expense, net; income tax expense; depreciation and amortization.  Adjusted EBITDA is defined as EBITDA adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) an adjustment for the transaction costs related to the pending asset exchange transaction with Oncor; and (c) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, unaudited)	2017	2016	2017	2016
Net income	$21,238	$23,601	$42,384	$41,562
Interest expense, net	10,357	9,379	30,196	27,276
Income tax expense	308	299	873	778
Depreciation	13,328	11,828	38,997	34,312
EBITDA	45,231	45,107	112,450	103,928
Base rent adjustment (1)	(1,479)	(1,396)	(180)	4,602
Transaction costs (2)	1,972	—	3,909	—
Other income, net (3)	(331)	(1,024)	(351)	(2,920)
Adjusted EBITDA	$45,393	$42,687	$115,828	$105,610

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 4

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) an adjustment for the transaction costs related to the pending asset exchange transaction with Oncor; and (c) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, unaudited)	2017	2016	2017	2016
Net income	$21,238	$23,601	$42,384	$41,562
Depreciation	13,328	11,828	38,997	34,312
FFO	34,566	35,429	81,381	75,874
Base rent adjustment (1)	(1,479)	(1,396)	(180)	4,602
Transaction costs (2)	1,972	—	3,909	—
Other income, net (3)	(331)	(1,024)	(351)	(2,920)
AFFO	$34,728	$33,009	$84,759	$77,556

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 5

InfraREIT, Inc.

Explanation and Reconciliation of Forecasted Guidance for 2017 and 2018

Forecasted GAAP Net Income Attributable to InfraREIT, Inc. Per Share to Non-GAAP EPS

The Company is reinstating yearly guidance for Non-GAAP EPS, which is one of the supplemental financial measures it uses in evaluating the Company’s operating performance.  The Company believes that Non-GAAP EPS helps the Company and investors better understand the Company’s business and performance by providing perspectives not immediately apparent from net income.

The following table sets forth a reconciliation of the forecasted GAAP net income attributable to InfraREIT, Inc. per share to Non-GAAP EPS for the years ending December 31, 2017 and 2018:

	Full Year 2017		Full Year 2018
(Per share amounts, unaudited)	Low	High	Low	High
Net income attributable to InfraREIT, Inc.	$1.15	$1.19	$1.32	$1.42
Net income attributable to noncontrolling interest	1.15	1.19	1.32	1.42
Net income	1.15	1.19	1.32	1.42
Base rent adjustment	(0.03)	(0.03)	(0.08)	(0.08)
Transaction costs	0.08	0.08	0.01	0.01
Non-GAAP EPS	$1.20	$1.24	$1.25	$1.35

For additional information, contact:

For Investors:	Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

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